Exhibit 99.1

October 19, 2022

George H. McGovern III

Chairman and Chief Executive Officer

Health Discovery Corporation

PO Box 677

Berwyn, PA 19312

Re: Resignation

Dear George,

Please accept this notification of my resignation from the Board of Directors of Health Discovery Corporation, effective as of the date noted above. I am resigning from the Board for personal and family reasons. My resignation is not due to any disagreements with the Company.

It has been a pleasure to serve as a member of this Board and I wish both you and the Company every success in the future.

Sincerely,

/s/ James G. Murphy